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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

    We consent to the use in this Registration Statement of Peachtree Software, Inc. on Form S-1 of our report dated August 25, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Peachtree Software, Inc. included in Item 16. This financial statement schedule is the responsibility of Peachtree Software, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 18, 1998